As filed with the Securities and Exchange Commission on June 8, 2006
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             Norwood Financial Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Pennsylvania                                             23-2828306
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 717 Main Street
                          Honesdale, Pennsylvania 18431
                          -----------------------------
                    (Address of principal executive offices)

                 Norwood Financial Corp. 2006 Stock Option Plan
                 ----------------------------------------------
                            (Full Title of the Plan)

                                Lewis J. Critelli
                             Chief Financial Officer
                                 717 Main Street
                          Honesdale, Pennsylvania 18431
                                 (570) 253-1455
                             ----------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                            901 New York Avenue, N.W.
                                 Suite 210 East
                             Washington, D.C. 20001
                                 (202) 434-4660
                             ----------------------

                                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
          Title of                                     Proposed Maximum         Proposed Maximum
        Securities to             Amount to be             Offering            Aggregate Offering      Amount of Registration
        be Registered            Registered (1)       Price Per Share(2)           Price (2)                  Fee (2)
        -------------            --------------       ------------------           ---------                  -------

Common Stock
$0.10 par value per share        24,000 shares              $31.90                 $  765,600                 $ 81.92

Common Stock
$0.10 par value per share        226,000 shares             $31.96                 $7,222,960                 $772.86
===============================================================================================================================

(1) The maximum number of shares of Common Stock issuable upon awards to be granted under the Norwood Financial Corp. 2006 Stock Option Plan consists of 250,000 shares, are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 250,000 shares are being registered hereby, of which 24,000 shares are under option at a weighted average exercise price of $31.90 per share ($765,600 in the aggregate). The remainder of such shares 226,000 shares, consisting of unallocated options, are being registered based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on June 6, 2006, of $31.96 per share ($7,222,960 in the aggregate), for a total offering of $7,988,560.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 250,000 shares of Norwood Financial Corp. (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the Norwood Financial Corp. 2006 Stock Option Plan under which 250,000 shares are issuable ( the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on April 29, 1996 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         1. The description of the Company's securities as contained in the Company's Registration Statement on Form 10, as filed with the Commission on April 29, 1996;

         2. The Company`s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

         3. The Company's Annual Report on Form 10-K for the year ended December 31, 2005;

         4. Form 8-K, filed on April 4, 2006;

         5. Form 8-K, filed on April 25, 2006;

         6. Form 8-K, filed on April 25, 2006; and

         7. Form 8-K, filed on May 30, 2006

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Sections 1741 through 1747 of the Pennsylvania Business Corporation Law provide that an officer, director, employee or agent may be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or contemplated proceedings (other than an action by or in the right of the Company) if such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article 10 of the Company's Articles of Incorporation.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended ("1933 Act").

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the Registrant to an indemnified party.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the 1933 Act. Additionally, the Company has in force a Directors and Officers Liability Policy underwritten by Progressive Casualty Insurance Co. with a $2.0 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood in the Commonwealth of Pennsylvania, on the 7th day of June, 2006.

                                      NORWOOD FINANCIAL CORP.



Dated: June 7, 2006                   By:  /s/William W. Davis, Jr.
                                           -------------------------------------
                                           William W. Davis, Jr.
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Norwood Financial Corp. do hereby severally constitute and appoint William W. Davis, Jr. as our true and lawful attorney and agent, to do any and all things and acts in our Norwood Financial Corp. names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William W. Davis, Jr. may deem necessary or advisable to enable Norwood Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William W. Davis, Jr. shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

By:      /s/William W. Davis, Jr.                    By:      /s/Lewis J. Critelli
         ---------------------------------------              --------------------------------------------
         William W. Davis, Jr.                                Lewis J. Critelli
         President, Chief Executive Officer                   Executive Vice President
           and Director                                         and Chief Financial Officer
         (Principal Executive Officer)                        (Principal Financial and Accounting Officer)

Date:    June 7, 2006                                Date:    June 7, 2006
         ---------------------------------------              --------------------------------------------



By:      /s/Daniel J. O'Neill                        By:
         ---------------------------------------              --------------------------------------------
         Daniel J. O'Neill                                    Dr. Kenneth A. Phillips
         Director                                             Director


Date:    June 7, 2006                                Date:
         ---------------------------------------              --------------------------------------------



By:      /s/Gary P. Rikard                           By:      /s/Russell L. Ridd
         ---------------------------------------              --------------------------------------------
         Gary P. Rickard                                      Russell L. Ridd
         Director                                             Director


Date:    June 7, 2006                                Date:    June 7, 2006
         ---------------------------------------              --------------------------------------------



By:      /s/Ralph A. Matergia                        By:      /s/Richard L. Snyder
         ---------------------------------------              --------------------------------------------
         Ralph A. Matergia                                    Richard L. Snyder
         Director                                             Director


Date:    June 7, 2006                                Date:    June 7, 2006
         ---------------------------------------              --------------------------------------------



By:      /s/John E. Marshall
         ---------------------------------------
         John E. Marshall
         Director


Date:    June 7, 2006
         ---------------------------------------


                                INDEX TO EXHIBITS





Exhibit                    Description
-------                    -----------


   4.1         Norwood Financial Corp. 2006 Stock Option Plan


   4.2 Form of Stock Option Agreement to be entered into with respect to Stock Options under the Stock Option Plan


   4.3         Form of Stock Award Tax Notice


   5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered


  23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)


  23.2         Consent of Beard Miller Company LLP


   24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein